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                                                                    Exhibit 12.1


                                NRG Energy, Inc.
                 Consolidated Ratio of Earnings to Fixed Charges


                                                                                                             For the Three
                                                                                                              Months Ended
                                                                                                             March 31, 2001
                                                                                                             --------------
(In thousands)
Earnings:
     Income before taxes                                                                                         $ 40,055
     Less: Undistributed equity in earnings of unconsolidated affiliates                                          (17,744)
     Add: Fixed Charges                                                                                            91,408
                                                                                                                 --------
                                                                                                                  113,719
                                                                                                                 --------

Fixed Charges:
     Interest expense                                                                                              85,271
     Interest capitalized                                                                                           3,981
     Amortization of debt costs                                                                                     1,721
     Approximation of interest in rental expense                                                                      435
                                                                                                                 --------
                                                                                                                 $ 91,408
                                                                                                                 --------

Ratio of earnings to fixed charges                                                                                   1.24
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